EXHIBIT 24
                          POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned Officers and Directors of Millipore Corporation (the "Corporation") do hereby constitute and appoint C. William Zadel, Geoffrey Nunes, and Jeffrey Rudin, and each of them individually, their true and lawful attorneys and agents to execute on behalf of the Corporation, a Registration Statement on Form S-3 registering with the Securities and Exchange Commission $300,000,000 principal amount of its Senior Notes due 2002 and 2007.

     IN WITNESS WHEREOF, Millipore Corporation has caused this Power of Attorney to be executed in its name and by its Chief Executive Officer, and its corporate seal to be affixed and attested by its Assistant Clerk and the undersigned Officers and Directors have hereunto set their hand and seals this 6th day of February, 1997.

SIGNATURE                TITLE                         DATE




/s/ C. William Zadel     Chairman, President,     February 6, 1997
C. William Zadel         Chief Executive Officer
                         and Director


/s/ Charles D. Baker     Director                 February 6, 1997
Charles D. Baker




/s/ Samuel C. Butler     Director                 February 6, 1997
Samuel C. Butler




/s/ Robert E. Caldwell   Director                 February 6, 1997
Robert E. Caldwell




/s/Maureen A. Hendricks  Director                 February 6, 1997
Maureen A. Hendricks



/s/ Mark Hoffman         Director                 February 6, 1997
Mark Hoffman




/s/ Steven Muller        Director                 February 6, 1997
Steven Muller




/s/ Thomas O. Pyle       Director                 February 6, 1997
Thomas O. Pyle




/s/ John F. Reno         Director                 February 6, 1997
John F. Reno